Exhibit 4

                               V BAND CORPORATION

                       AMENDED AND RESTATED 1982 INCENTIVE
                       STOCK OPTION PLAN, AS AMENDED 1987


1.       Purpose of Plan

               The purpose of this Plan, which shall be known as the "V Band Corporation 1982 Incentive Stock Option Plan, as amended" (the "Plan"), is to aid V Band Corporation including any subsidiary which may be hereinafter formed (the "Company"], in securing and retaining officers, directors and key employees by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Company, to establish or maintain a working relationship with the Company and to increase their efforts for its growth, development and expansion and to enable them to have a better appreciation of the stockholder point of view on matters of corporate management.

               Options granted under the Plan are to be "Incentive Stock Options" except options modified as provided by the proviso of Section 5(f) hereof. As used herein, the term "Incentive Stock Options" shall mean those options granted hereunder which are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Shares Subject to the Plan

               Subject to adjustment as provided in Section 6, an aggregate of 512,112 shares of the Company's Common Stock, par value $.01 per share (the "Stock"), will be available for issuance upon the exercise of all options at any time granted under the Plan. The shares of Stock deliverable upon the exercise of options may be authorized and unissued Common Stock or reacquired Common Stock, as the Board of Directors of the Company (the "Board") may from time to time determine. If any option granted under the Plan shall terminate for any reason without having been exercised in full, the unpurchased shares subject thereto may be reallocated under the Plan.

3.       Eligibility

               The class of persons eligible to receive Incentive Stock Options under the Plan shall be key employees of the Company (including officers and directors but excluding any director who is not also either an(degree)officer or otherwise regularly employed by the Company or any of its subsidiaries) who are eligible to receive such options under Section 422 of the Code and who, in the opinion of the Board are from time to time primarily responsible for the management, growth, development and expansion of some part, or all, of the business of the Company.

               Nothing in the Plan or in any option granted hereunder shall confer any right on a person to continue in his relationship with the Company or shall interfere in any way with the right of the Company, as the case may be, to terminate such relationship at any time.
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4.       Administration of the Plan

               The Plan shall be administered by the Board or by a committee (the "Stock Option Committee") consisting of three or more persons selected by, and serving at the pleasure of the Board. All references herein to the Board shall refer to the Stock Option Committee if one shall be designated by the Board. The Board shall have a plenary authority in its discretion, but subject to the express provisions of the Plan and, except with respect to an option modified as provided in the proviso of Section 5(f) hereof, of Section 422 of the Code:

                    (a) To  determine  which of the  eligible  employees  of the
               Company shall be granted options and the number to be granted to each. In making such determination, the Board shall consider the position and responsibilities of the employee being his services and accomplishments, his present and potential contribution to the success of the Company and such other factors as the Board may deem relevant;

                    (b) To determine the dates of grant of options;

                    (c) To prescribe the form of the instruments  evidencing any options granted under the Plan;

                    (d) To adopt,  amend,  and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings; and

                    (e) To decide all questions and settle all controversies and disputes of general applicability which may arise in connection with the Plan.

               All decisions, determinations and interpretations with respect to the foregoing matters shall be made by the Board and shall be final and binding upon all persons.

               No member of a Stock Option Committee appointed by the Board of Directors to act hereunder shall be eligible for selection as a recipient of stock options hereunder, so long as he or she shall serve as a member of such Committee.

5.       Terms and Conditions of Options

               Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions:

               (a)   Price

               The purchase price per share of Stock deliverable upon the exercise of each option shall be not less than 100 percent of the fair market value of the Stock at the time the option is granted (the "date of grant"). If the stock is traded on a national securities exchange, then the fair market value shall be determined by the Board on the basis of the mean between the highest and lowest quoted selling prices on the principal national securities exchange on which the Stock may then be traded on the date of grant, or, if there is no such sale on the date of grant, then on the last previous day on
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which a sale was reported. If the Stock is not listed on any national securities exchange but on an established securities exchange, then the fair market value of the stock shall be determined by the Board on the basis of the mean between the bona fide bid and ask prices or the last sale price for a business day, based on quotations in the over-the-counter market as reported by NASDAQ. If the stock is not traded on any established exchange, then the Board shall determine the fair market value of the Stock, in good faith, on some other basis.

               (b)   Payment for Stock

               The purchase price of Stock issued upon exercise of options granted hereunder shall be paid on the date of purchase as noted in Section 5(d).

               (c)   Term of Options

               The term of each option granted under this Plan shall be for such period as the Board shall determine at the time of the grant, but not more than ten years from the date thereof. If the option is granted to an individual owning stock, directly or indirectly within the meaning of Code Section 425(d), at the time of grant, possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary (a "10% Stockholder"), the term of such option shall be for a period of not more than five years from the date of grant thereof. No option shall be exercisable for one year after the date of grant, and the Board can specify whether an option shall be exercisable in whole or in installments.

               All rights to purchase pursuant to an option granted, unless sooner terminated, shall expire ten years from the date the option was granted. An Incentive Stock Option shall not be exercisable while there is outstanding (within the meaning of Code Section 422(c)(7)) in the hands of an optionee any previously granted Incentive Stock Option to purchase stock of the Company.

               (d)   Exercise of Option

               Options shall be exercised by written notice to the Company in the manner set forth in the option agreement evidencing such options.

               Payment of the option price shall be (a) made in full in cash or by check at the time of exercise, or (b) made in whole or in part by the surrender of shares of Stock, such Stock to be credited at the option price in an amount equal to its fair market value on the date of exercise determined by one of the methods specified in Section 5(a), or (c) made by any other method of payment with the consent of the Board, provided that it does not affect the treatment of the option as an Incentive Stock Option under the Code, and upon such terms and conditions including provision for securing the payment of the same, as the Board, in its discretion, shall provide. In no event, however, shall the Board provide for the installment payment of any option price unless at the time of exercise of the option to which such option price relates the holder of the option pays in cash or by check an amount equal to not less than the aggregate par or stated value of the shares being acquired.

               As soon as practicable  after receipt by the Company of notice of exercise and of payment of the option price for all shares with respect to which an option has been exercised, a certificate or certificates representing such shares  shall  be  registered  in the name or  names  of the  optionholder,  his successor or his permitted transferee and shall be delivered to the optionholder, his successor or his permitted transferee at the optionholder's address as it appears in the payroll records of the Company or such other address as may be designated by the optionholder.

               (e)   Termination of Relationship with the Company

               Upon the termination of an optionholder's relationship with the Company (whether as a result of retirement, death or for any other reason), his option shall be limited to the number of shares purchasable by him on the date of the termination of such relationship, and his option as to any remaining shares shall terminate forthwith. Transfer from the Company to a subsidiary, which may be created hereinafter, from such subsidiary to the Company, or from one subsidiary to another, shall not be deemed to be termination of such relationship. Upon termination of a relationships the optionholder's rights to exercise an option then held by him shall be as follows:

                    (i) Retirement or Termination of Employment

               If an optionholder's relationship is terminated because of retirement or any reason other than disability or death, he may exercise his option, as limited above, at any time within three months from the date of his termination of such relationship, but in no event after the date on which the option by its terms terminates.

                    (ii) Disability or Death

                    If  the   optionholder's   relationship   is  terminated  by
               disability (within the meaning of Code Section 105(d) (4)), his option may be exercised at any time within twelve months from the date of the termination of his employment, but in no event after the date on which the option terminates by its terms.

                    If the  optionholder's  relationship is terminated by death, his option, as limited above, may be exercised by his legal representative within twelve months after his death, but in no event after the date on which the option by its terms terminates.

                    (iii) Cause

                    If the employment of an optionholder shall be terminated for
               "Cause", his rights under any then outstanding option shall terminate at the time of such termination of employment or consulting arrangement. As used in this subsection (iii) of this paragraph (e), in the case of any employee not subject to a written employment agreement, "Cause" shall mean any willful or intentional act having the effect of injuring the reputation, business or business relationships of the Company or any repeated or continuous failure, neglect or refusal to perform in a satisfactory manner duties assigned to such employee. In the case of an employee subject to a written employment agreement, "Cause" shall mean any action giving the Company the right to terminate such person's employment agreement for cause.

               (f)   Transferability of Options

               No option shall be transferable by an optionholder otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionholder to whom an option is granted it may be exercised only by him; provided that the Board may amend, with the consent of the optionholder, the terms of any option granted prior to such amendment to provide that such option may be transferred by the optionholder to the optionholder's spouse or to a trust of which the optionholder is the primary beneficiary during the optionholder's lifetime, in which case such option shall be exercisable by the optionholder's spouse (or the spouse's legal representative if the spouse shall die) or trustee, as the case may be, but may not be further transferred by such person otherwise than by will or the laws of descent and distribution except to the optionholder. In the event of any permissible transfer pursuant to the terms of the proviso of the immediately preceding sentence, all references to the termination of an optionholder's relationship with the Company contained in
Section 5(e) hereof shall be deemed to refer to termination of the relationship of the optionholder's transferor.

               (g)   Listing and Registration

               Each option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Stock subject to such option upon any securities exchange or under any state or federal law, including the Securities Act of 1933, as amended, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company may in its sole discretion at any time, and from time to time, file a registration statement under the Securities Act of 1933, as amended, and list, register or qualify, under any other state or federal law, all or any part of the options issuable pursuant to the Plan and any Stock issuable upon exercise of such options in accordance with the terms of the Plan.

               (h)   Option Agreement

               Each person to whom an option is granted shall enter into an agreement with the Company which shall contain such provisions, consistent with the provisions of this Plan, as may be established at any time or from time to time by the Board. Each option agreement may provide in the discretion of the Company that the issuance of the Stock shall be conditioned upon the receipt from the person exercising such option of a representation or other instruments in form and substance satisfactory to the Company that at the time of such exercise it is his then present intention to acquire the Stock being purchased for investment and not with a view to the resale or distribution of any part thereof.

               (i)   Stock Ownership

               In no event shall an Incentive Stock Option be granted to a 10% Stockholder, as defined in Section 5(c), unless the option price is at least 110 percent of the fair market value of the Stock, as determined under Section 5(a), and if the option is not exercisable for more than 5 years after the date of grant.

               (j)   Limitations on Options

               The aggregate fair market value (determined at the time the option is granted) of the Stock for which any employee may be granted options in any calendar year shall not exceed $100,000 plus any unused limit carryover to such year. The unused limit carryover to such year shall be one-half the amount by which $100,000 exceeds the aggregate fair market value (determined at the time the option was granted] of the Stock for which such employee was granted incentive stock options under the plans of the Company, if more than one plan exists, in any one calendar year. The unused limit carryover may be carried forward for three calendar years. The amount of the unused limit carryover from any calendar year which may be taken into account in any succeeding calendar year shall be the amount of such carryover reduced by the amount of such carryover used in prior calendar years. The amount of options granted in any calendar year shall be treated as first using up the $100,000 limitation and then using unused limit carryovers to such year, in the order of the calendar years in which the unused limit carryovers arose.

6.       Adjustments Upon Changes in Common Stock

               In the event there is, after March 7, 1986, a stock dividend paid in shares of the Stock subject to any option outstanding hereunder, or a recapitalization, a reclassification, a split-up or a combination of shares with respect to such Stock, the Board shall have the power to make appropriate adjustments, which shall be binding upon the holders of unexercised option rights, of the option price under such option and of the number of shares as to which such option is then exercisable, to the end that the optionholder's proportionate interest shall be maintained as before the occurrence of such event; and in any such case, an appropriate adjustment shall also be made in the total number of shares reserved for the future granting of options under the Plan. No adjustment provided for in this Section 6 shall require the Company to sell or issue a fractional share of Stock, and the total substitution adjustment with respect to each outstanding option shall be limited accordingly.

               Upon the effective date of any merger, consolidation, reorganization or liquidation of the Company with one or more corporations in which the Company is not the surviving corporation, or of a transfer of substantially all of the property of more than 80% of the then outstanding shares of Stock of the Company to another corporation, the Plan and any unexercised option granted under the Plan shall terminate unless provision be made in writing in connection with such transaction for the continuance of the Plan and for the assumption of such unexercised options by a successor employer corporation or parent or subsidiary thereof for the substitution of such unexercised options of new options covering shares of such successor corporation, with appropriate adjustments as to number and kind of shares and prices pursuant to Section 425(a) of the Code; in which event the Plan and the unexercised options theretofore granted or the new options substituted therefor shall continue in the manner and under the terms provided in the Plan. Prior to any such termination upon the effective date of any such transaction, the Board may in its discretion permit such optionholder under the Plan to accelerate his option and to purchase the full number of shares under his option which he would otherwise have been entitled to purchase during the remaining term of such option.

               Upon any adjustment made pursuant to this Section 6, the Company will, upon request, deliver to the optionholder or his successor, a certificate of the Company's Secretary or an Assistant Secretary setting forth the option price thereafter in effect and the number and kind of shares, other securities or other property thereafter purchasable on the exercise of such option.

7.       No Rights of Shareholders

               Neither the optionholder, his legal representative nor his transferee shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such shares shall have been issued.

8.       Amendment of Plan

               The Plan may be amended by the Board, as it shall deem advisable, including any amendment to qualify the options as "incentive stock options" as defined in Section 422 of the Code or to conform to any change in any law or regulation applicable thereto; provided, however, that the Board may not, without the authorization and approval of the shareholders of the Company within twelve months of such amendment, (i) increase the maximum number of shares for which options may be granted under the Plan, (ii) change the manner of determining the purchase price, (iii) reduce any purchase price (except in accordance with the provision of Section 6 hereof), (iv) increase the term of options beyond the periods indicated in Section 5(c), (v) extend the termination date of the Plan, or (vi) change the criteria for determining eligibility under the Plan.

               The Board may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure arising from or related to the Plan, as the same may apply in general to persons affected thereby, the decision of the Board shall be final and binding upon all such persons.

               Notwithstanding the foregoing, the Board may not amend, without the consent of the optionholder, the terms of any previously granted option in any manner which would adversely affect any such option. No modification, extension, renewal or other change in any option granted under the Plan shall be made after the grant thereof unless such modification, extension, renewal or other change is consistent with the provisions of the Plan and does not disqualify the option as an Incentive Stock Option.

9.       Termination of Plan

               The Board may in its discretion terminate, or fix a date for termination of, the Plan, and any shares unallocated thereunder. No such termination shall affect any option theretofore granted which has neither expired nor been terminated. Unless previously terminated the Plan shall terminate on February 4, 1992, and no options shall be granted under the Plan after that date.

10.      Miscellaneous

               The granting of an option under this Plan shall impose no obligation on the Company to continue the employment of the employee and shall not lessen or affect the rights of the Company to terminate such employment of the employee. Participation under this Plan shall not affect eligibility for any profit-sharing, bonus, insurance, pension, or other extra compensation plan which the Company may at any time adopt for employees.

11.      Notices

               All notices under the Plan shall be in writing, and if to the Company, shall be mailed to its principal office, 5 Odell Plaza, Yonkers, New York, 10701 Attn: Thomas Feil; and if to the optionholder, shall be delivered personally or mailed to the optionholder at his address appearing in the payroll records Of the Company. The address of any party may be changed at any time by written notice to the other party given in accordance with this Section Il.

12.      Nonexclusivity of the Plan

               Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitation on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, restricted stock, or stock appreciation rights otherwise than under the 'Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

13.      Exclusion From Pension Computations

               By acceptance of a grant of an option under the Plan, each employee shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise is special incentive compensation and will not be taken into account as "wages," "salary" or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company that may hereinafter be adopted by the Company.

10.      Plan Governed by New York Law

               The Plan and the rights of all persons hereunder shall be governed by the laws of the State of New York.